Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Six Months Ended
June 30, 2018

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR SECOND QUARTER 2018
Results in-line; Full-Year Guidance Range Maintained

CHATTANOOGA, Tenn. (August 1, 2018) – CBL Properties (NYSE:CBL) announced results for the second quarter ended June 30, 2018. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	%	2018	2017	%
Net income (loss) attributable to common shareholders per diluted share	$(0.20)	$0.18	(211.1)%	$(0.26)	$0.31	(183.9)%
Funds from Operations ("FFO") per diluted share	$0.46	$0.58	(20.7)%	$0.88	$1.12	(21.4)%
FFO, as adjusted, per diluted share (1)	$0.46	$0.50	(8.0)%	$0.88	$1.02	(13.7)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release.

KEY TAKEAWAYS:

•
FFO per diluted share, as adjusted, was $0.46 for the second quarter 2018, compared with $0.50 per share for the second quarter 2017. Second quarter 2018 FFO per share was impacted by approximately $0.01 per share of dilution from asset sales completed in 2017 and year-to-date, $0.07 per share of lower property NOI, $0.02 per share higher corporate interest expense, $0.03 per share lower property level interest expense, $0.01 lower G&A expense and $0.02 per share lower abandoned project expense.

•	Total Portfolio Same-center NOI declined 6.9% for the second quarter 2018 and 6.8% for the six-months ended June 30, 2018.

•	Portfolio occupancy was 91.1% as of June 30, 2018, compared with 91.6% as of June 30, 2017. Same-center mall occupancy was 89.5% as of June 30, 2018 compared with 90.4% as of June 30, 2017.

•	Year-to-date, CBL has completed gross asset sales of $38.3 million including the sale of a Tier 3 mall for a gross sales price of $18.0 million in July.

•	Same-center sales per square foot for the stabilized mall portfolio for the twelve-months ended June 30, 2018, were $376 per square foot compared with $375 per square foot for the prior-year period.

•	Redevelopment activity is underway at eight properties with two redevelopment projects opened during the quarter and two new projects added to the pipeline.

1

"Our results for this quarter were in-line with our guidance and we are making solid progress on our strategic initiatives," commented Stephen Lebovitz, chief executive officer.  "We are diversifying our tenant mix with more than 60% of new leases executed year-to-date representing non-apparel uses.  In addition, we are replacing former anchors with dynamic, new uses which will generate higher levels of traffic and sales.  Just last week, we signed a new lease for a 100,000-square-foot casino, entertainment and dining complex to replace a former Bon-Ton location at Westmoreland Mall in Greensburg, PA.  We also started construction on the addition of Cheesecake Factory to Hamilton Place in Chattanooga as the first step of the redevelopment of the Sears store there. These additions demonstrate the tremendous opportunity to create value throughout the CBL portfolio.
            "Strengthening our balance sheet is another strategic priority.  We closed last week on the sale of Janesville Mall, a Tier 3 mall with sales of $243 per square foot.  Year-to-date, we have generated more than $38 million from this and other dispositions.  These funds supplement our significant cash flow, which we utilize to fund portfolio improvements and debt reduction.  We closed during the quarter on a 10-year, fixed-rate $155 million non-recourse loan secured by CoolSprings Galleria at very favorable terms and completed the extension of two additional secured loans for new five-year terms.  We also repaid $190 million of our $490 million unsecured term loan in July. We are having constructive discussions with our bank group to complete a recast of our $350 million unsecured term loan (due Oct. 2019) and lines of credit (due Oct. 2020) prior to year-end.  Completing the recast well ahead of maturity will provide further financial flexibility to execute on the redevelopments and other growth initiatives across our portfolio."
Net loss attributable to common shareholders for the second quarter 2018 was $35.0 million, or a loss of $0.20 per diluted share, compared with net income of $30.2 million, or $0.18 per diluted share, for the second quarter 2017. Net loss attributable to common shareholders for the second quarter 2018 included a $52.0 million loss on impairment of Cary Towne Center, primarily related to the accelerated maturity of the non-recourse loan secured by the property.
FFO allocable to common shareholders, as adjusted, for the second quarter 2018 was $80.2 million, or $0.46 per diluted share, compared with $85.6 million, or $0.50 per diluted share, for the second quarter 2017. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the second quarter 2018 was $92.8 million compared with $99.7 million for the second quarter 2017.

Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Portfolio same-center NOI	(6.9)%	(6.8)%
Mall same-center NOI	(6.9)%	(7.0)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended June 30, 2018, include:

•	Same-center NOI declined $11.5 million, due to an $8.3 million decrease in revenue and a $3.1 million increase in operating expenses.

•	Minimum rents and tenant reimbursements declined $8.7 million during the quarter, primarily related to store closures and rent concessions for tenants in bankruptcy.

•	Percentage rents increased $0.5 million compared with the prior year quarter due to portfolio sales growth.

•
Property operating expenses increased $0.8 million, including a $0.5 million increase in bad debt expense. Maintenance and repair expense increased $1.1 million, including a $0.5 million increase in snow removal, and real estate tax expenses increased $1.2 million. The variance in real estate tax expense was primarily due to a favorable tax assessment that was received in the prior-year period.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of June 30,
	2018	2017
Portfolio occupancy	91.1%	91.6%
Mall portfolio	89.2%	90.2%
Same-center malls	89.5%	90.4%
Stabilized malls	89.5%	90.5%
Non-stabilized malls (2)	71.9%	81.8%
Associated centers	97.9%	95.5%
Community centers	96.9%	97.0%

(1)
Occupancy for malls represents percentage of mall store gross leasable area 20,000 square feet and under occupied. Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo as of June 30, 2018. Represents occupancy for The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo as of June 30, 2017.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Stabilized Malls	(8.2)%	(10.6)%
New leases	(1.4)%	(0.5)%
Renewal leases	(9.9)%	(12.6)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended June 30,
	2018	2017	% Change
Stabilized mall same-center sales per square foot	$376	$375	0.3%
Stabilized mall sales per square foot	$376	$373	0.8%

DISPOSITIONS
Year-to-date CBL has raised $38.3 million in gross proceeds through asset sales, which includes $8.0 million of aggregate gross proceeds from the sale of various outparcel locations during the second quarter and the July sale of Janesville Mall in Janesville, WI, for $18.0 million to RockStep Capital.

FINANCING ACTIVITY
In April, CBL, along with its 50% joint venture partner, closed on a $155.0 million ($77.5 million at CBL’s share) non-recourse loan secured by CoolSprings Galleria in Nashville, TN. The 10-year loan bears interest at a fixed rate of 4.839%.

Proceeds from the loan were used to retire the existing $97.7 million loan, which bore interest at a fixed rate of 6.98% and was scheduled to mature in June. CBL’s share of nearly $29.0 million in excess proceeds was utilized to reduce outstanding balances on its unsecured lines of credit.

In May, CBL completed the extension of the $56.7 million ($28.4 million at CBL’s share) loan secured by The Pavilion at Port Orange in Port Orange, FL, and the $58.2 million ($29.1 million at CBL’s share) loan secured by Hammock Landing in West Melbourne, FL. Both loans were originally scheduled to mature in February 2019. The loans were extended for an initial term of three years, with two one-year extensions available at the Company’s option, for a final maturity in February 2023. The new loans bear interest at 225 basis points over LIBOR, an increase of 25 bps over the prior rate.

In July, CBL repaid $190.0 million of its $490.0 million unsecured term loan using availability on its line of credit.

DEVELOPMENT
Major redevelopments completed and underway in 2018 include (complete project list can be found in the financial supplement):

	Prior Tenant	New Tenant(s)
Brookfield Square	Sears	Marcus Theaters, Whirlyball
Eastland Mall	JCPenney	H&M, Outback, Planet Fitness
Frontier Mall	Sports Authority	Planet Fitness
Jefferson Mall	Macy's	Round 1
York Galleria	JCPenney	Marshalls
Hanes Mall	Shops	Dave & Busters

OUTLOOK AND GUIDANCE
CBL is maintaining 2018 FFO, as adjusted, guidance in the range of $1.70 - $1.80 per diluted share. Guidance incorporates a full-year budgeted impact of loss in rent related to 2017 tenant bankruptcies, store closures and rent adjustments net of expected new leasing as well as a reserve in the range of $10.0 - $20.0 million (the "Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2018. Based on bankruptcy and leasing activity year-to-date, including the impact of any co-tenancy, CBL currently expects to utilize approximately $13 - $15 million of the Reserve. Detail of assumptions underlying guidance follows:

	Low	High
2018 FFO, as adjusted, per share (Includes the Reserve)	$1.70	$1.80
2018 Change in Same-Center NOI ("SC NOI") (Includes the Reserve)	(6.75)%	(5.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$20.0 million	$10.0 million
Gain on outparcel sales	$7.0 million	$10.0 million
Estimated 2018 Dividend Per Common Share (1)	$0.80	$0.80
(1) Subject to Board approval

Reconciliation of GAAP net income to 2018 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$(0.25)	$(0.15)
Adjust to fully converted shares from common shares	0.03	0.02
Expected earnings per diluted, fully converted common share	(0.22)	(0.13)
Add: depreciation and amortization	1.60	1.60
Less: gain on depreciable property	(0.01)	(0.01)
Add: loss on impairment	0.35	0.35
Add: noncontrolling interest in loss of Operating Partnership	(0.03)	(0.02)
Expected FFO, as adjusted, per diluted, fully converted common share	$1.69	$1.79
Adjustment for certain significant items	0.01	0.01
Expected adjusted FFO per diluted, fully converted common share	$1.70	$1.80

INVESTOR CONFERENCE CALL AND WEBCAST
CBL Properties will host a conference call on Thursday, August 2, 2018, at 11:00 a.m. ET. To access this interactive teleconference, dial (888) 317‑6003 or (412) 317-6061 and enter the confirmation number, 5568536.  A replay of the conference call will be available through August 9, 2018, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10120294.
The Company will also provide an online webcast and rebroadcast of its second quarter 2018 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, August 2, 2018, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.

To receive the CBL Properties second quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

ABOUT CBL PROPERTIES
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 117 properties totaling 72.8 million square feet across 26 states, including 74 high-quality enclosed, outlet and open-air retail centers and 13 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties.  For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release for a description of these adjustments.
Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three and Six Months Ended June 30, 2018
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Minimum rents	$148,488	$157,609	$298,849	$317,359
Percentage rents	2,138	1,738	4,181	4,127
Other rents	2,496	3,729	4,551	7,381
Tenant reimbursements	56,614	62,231	117,227	129,522
Management, development and leasing fees	2,643	2,577	5,364	6,029
Other	2,219	1,349	4,626	2,828
Total revenues	214,598	229,233	434,798	467,246
OPERATING EXPENSES:
Property operating	29,527	30,041	62,353	64,955
Depreciation and amortization	73,566	82,509	145,316	153,729
Real estate taxes	20,456	18,687	42,304	40,770
Maintenance and repairs	12,059	11,716	25,238	25,068
General and administrative	13,490	15,752	31,794	31,834
Loss on impairment	51,983	43,203	70,044	46,466
Other	245	5,019	339	5,019
Total operating expenses	201,326	206,927	377,388	367,841
Income from operations	13,272	22,306	57,410	99,405
Interest and other income	218	31	431	1,435
Interest expense	(54,203)	(55,065)	(107,970)	(111,266)
Gain on extinguishment of debt	—	20,420	—	24,475
Gain (loss) on investments	387	(5,843)	387	(5,843)
Income tax benefit	2,235	2,920	2,880	3,720
Equity in earnings of unconsolidated affiliates	4,368	6,325	8,107	11,698
Income (loss) from continuing operations before gain on sales of real estate assets	(33,723)	(8,906)	(38,755)	23,624
Gain on sales of real estate assets	3,747	79,533	8,118	85,521
Net income (loss)	(29,976)	70,627	(30,637)	109,145
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	5,685	(5,093)	7,350	(8,783)
Other consolidated subsidiaries	494	(24,138)	393	(24,851)
Net income (loss) attributable to the Company	(23,797)	41,396	(22,894)	75,511
Preferred dividends	(11,223)	(11,223)	(22,446)	(22,446)
Net income (loss) attributable to common shareholders	$(35,020)	$30,173	$(45,340)	$53,065

Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.20)	$0.18	$(0.26)	$0.31
Weighted-average common and potential dilutive common shares outstanding	172,662	171,095	172,304	171,042

Dividends declared per common share	$0.200	$0.265	$0.400	$0.530

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$(35,020)	$30,173	$(45,340)	$53,065
Noncontrolling interest in income (loss) of Operating Partnership	(5,685)	5,093	(7,350)	8,783
Depreciation and amortization expense of:
Consolidated properties	73,566	82,509	145,316	153,729
Unconsolidated affiliates	10,338	9,357	20,739	18,900
Non-real estate assets	(917)	(792)	(1,838)	(1,656)
Noncontrolling interests' share of depreciation and amortization	(2,122)	(2,642)	(4,288)	(4,621)
Loss on impairment, net of taxes	51,983	43,183	70,044	45,250
Gain on depreciable property, net of taxes and noncontrolling interests' share	—	(50,797)	(2,236)	(50,756)
FFO allocable to Operating Partnership common unitholders	92,143	116,084	175,047	222,694
Litigation expenses (1)	—	9	—	52
Nonrecurring professional fees expense (reimbursement) (1)	—	6	—	(919)
(Gain) loss on investments, net of taxes (2)	(287)	5,843	(287)	5,843
Non-cash default interest expense (3)	916	1,187	1,832	2,494
Gain on extinguishment of debt, net of noncontrolling interests' share (4)	—	(23,395)	—	(27,450)
FFO allocable to Operating Partnership common unitholders, as adjusted	$92,772	$99,734	$176,592	$202,714

FFO per diluted share	$0.46	$0.58	$0.88	$1.12

FFO, as adjusted, per diluted share	$0.46	$0.50	$0.88	$1.02

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,767	199,371	199,731	199,326

(1) Litigation expense and nonrecurring professional fees expense are included in general and administrative expense in the consolidated statements of operations. Nonrecurring professional fees reimbursement is included in interest and other income in the consolidated statements of operations.

(2) The three months and six months ended June 30, 2018 includes a gain on investment related to the land contributed by the Company to the Self Storage at Mid Rivers 50/50 joint venture. The three months and six months ended June 30, 2017 includes a loss on investment related to the write down of the Company's 25% interest in River Ridge Mall based on the contract price to sell such interest to its joint venture partner. The sale closed in August 2017.

(3) The three months and six months ended June 30, 2018 includes default interest expense related to Acadiana Mall. The three months and six months ended June 30, 2017 includes default interest expense related to Wausau Center and Chesterfield Mall. The six months ended June 30, 2017 also includes default interest expense related to Midland Mall.

(4) The three months and six months ended June 30, 2017 primarily represents gain on extinguishment of debt related to the non-recourse loan secured by Chesterfield Mall, which was conveyed to the lender in the second quarter of 2017. The three months and six months ended June 30, 2017 also includes loss on extinguishment of debt related to a prepayment fee on the early retirement of the loans secured by The Outlet Shoppes at Oklahoma City, which was sold in April 2017. The six months ended June 30, 2017 also includes gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in the first quarter of 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Diluted EPS attributable to common shareholders	$(0.20)	$0.18	$(0.26)	$0.31
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.40	0.44	0.80	0.83
Loss on impairment, net of taxes	0.26	0.22	0.35	0.23
Gain on depreciable property, net of taxes and noncontrolling interests' share	—	(0.26)	(0.01)	(0.25)
FFO per diluted share	$0.46	$0.58	$0.88	$1.12

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
FFO allocable to Operating Partnership common unitholders	$92,143	$116,084	$175,047	$222,694
Percentage allocable to common shareholders (1)	86.43%	85.82%	86.27%	85.81%
FFO allocable to common shareholders	$79,639	$99,623	$151,013	$191,094

FFO allocable to Operating Partnership common unitholders, as adjusted	$92,772	$99,734	$176,592	$202,714
Percentage allocable to common shareholders (1)	86.43%	85.82%	86.27%	85.81%
FFO allocable to common shareholders, as adjusted	$80,183	$85,592	$152,346	$173,949

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 16.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Lease termination fees	$2,744	$864	$9,005	$1,111
Lease termination fees per share	$0.01	$—	$0.05	$0.01

Straight-line rental income	$(725)	$559	$(4,358)	$632
Straight-line rental income per share	$—	$—	$(0.02)	$—

Gains on outparcel sales	$4,338	$2,094	$6,485	$8,091
Gains on outparcel sales per share	$0.02	$0.01	$0.03	$0.04

Net amortization of acquired above- and below-market leases	$1,387	$1,198	$2,192	$2,416
Net amortization of acquired above- and below-market leases per share	$0.01	$0.01	$0.01	$0.01

Net amortization of debt premiums and discounts	$306	$(206)	$413	$(403)
Net amortization of debt premiums and discounts per share	$—	$—	$—	$—

Income tax benefit	$2,235	$2,920	$2,880	$3,720
Income tax benefit per share	$0.01	$0.01	$0.01	$0.02

Gain on extinguishment of debt, net of noncontrolling interests' share	$—	$23,395	$—	$27,450
Gain on extinguishment of debt, net of noncontrolling interests' share per share	$—	$0.12	$—	$0.14

Gain (loss) on investments, net of taxes	$287	$(5,843)	$287	$(5,843)
Gain (loss) on investments, net of taxes per share	$—	$(0.03)	$—	$(0.03)

Non-cash default interest expense	$(916)	$(1,187)	$(1,832)	$(2,494)
Non-cash default interest expense per share	$—	$(0.01)	$(0.01)	$(0.01)

Abandoned projects expense	$(245)	$(5,019)	$(339)	$(5,019)
Abandoned projects expense per share	$—	$(0.03)	$—	$(0.03)

Interest capitalized	$951	$385	$1,538	$1,224
Interest capitalized per share	$—	$—	$0.01	$0.01

Litigation expenses	$—	$(9)	$—	$(52)
Litigation expenses per share	$—	$—	$—	$—

Nonrecurring professional fees (expense) reimbursement	$—	$(6)	$—	$919
Nonrecurring professional fees (expense) reimbursement per share	$—	$—	$—	$—

	As of June 30,
	2018	2017
Straight-line rent receivable	$57,402	$62,989

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$(29,976)	$70,627	$(30,637)	$109,145

Adjustments:
Depreciation and amortization	73,566	82,509	145,316	153,729
Depreciation and amortization from unconsolidated affiliates	10,338	9,357	20,739	18,900
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,122)	(2,642)	(4,288)	(4,621)
Interest expense	54,203	55,065	107,970	111,266
Interest expense from unconsolidated affiliates	6,344	6,410	12,298	12,571
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,186)	(1,870)	(4,037)	(3,576)
Abandoned projects expense	245	5,019	339	5,019
Gain on sales of real estate assets	(3,747)	(79,533)	(8,118)	(85,521)
(Gain) loss on sales of real estate assets of unconsolidated affiliates	(592)	3	(592)	38
Noncontrolling interests' share of gain on sales of real estate assets in other consolidated affiliates	—	26,639	—	26,639
(Gain) loss on investment	(387)	5,843	(387)	5,843
Gain on extinguishment of debt	—	(20,420)	—	(24,475)
Noncontrolling interests' share of loss on extinguishment of debt in other consolidated subsidiaries	—	(2,975)	—	(2,975)
Loss on impairment	51,983	43,203	70,044	46,466
Income tax benefit	(2,235)	(2,920)	(2,880)	(3,720)
Lease termination fees	(2,744)	(864)	(9,005)	(1,111)
Straight-line rent and above- and below-market lease amortization	(662)	(1,757)	2,166	(3,048)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	494	(24,138)	393	(24,851)
General and administrative expenses	13,490	15,752	31,794	31,834
Management fees and non-property level revenues	(3,509)	(2,293)	(7,396)	(7,550)
Operating Partnership's share of property NOI	162,503	181,015	323,719	360,002
Non-comparable NOI	(5,486)	(12,440)	(12,020)	(25,530)
Total same-center NOI (1)	$157,017	$168,575	$311,699	$334,472
Total same-center NOI percentage change	(6.9)%		(6.8)%

Same-center Net Operating Income
(Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Malls	$141,694	$152,119	$280,510	$301,686
Associated centers	7,846	8,185	15,772	16,491
Community centers	6,035	6,373	12,041	12,561
Offices and other	1,442	1,898	3,376	3,734
Total same-center NOI (1)	$157,017	$168,575	$311,699	$334,472

Percentage Change:
Malls	(6.9)%		(7.0)%
Associated centers	(4.1)%		(4.4)%
Community centers	(5.3)%		(4.1)%
Offices and other	(24.0)%		(9.6)%
Total same-center NOI (1)	(6.9)%		(6.8)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2018, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2018. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender, or minority interest properties in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018 and 2017

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of June 30, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,099,680	$1,089,189	$4,188,869	$(16,516)	$4,172,353
Noncontrolling interests' share of consolidated debt	(76,413)	(5,387)	(81,800)	642	(81,158)
Company's share of unconsolidated affiliates' debt	555,880	82,180	638,060	(2,177)	635,883
Company's share of consolidated and unconsolidated debt	$3,579,147	$1,165,982	$4,745,129	$(18,051)	$4,727,078
Weighted-average interest rate	5.16%	3.57%	4.77%

	As of June 30, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,184,580	$1,081,266	$4,265,846	$(16,406)	$4,249,440
Noncontrolling interests' share of consolidated debt	(93,377)	(5,449)	(98,826)	765	(98,061)
Company's share of unconsolidated affiliates' debt	526,136	72,002	598,138	(2,506)	595,632
Company's share of consolidated and unconsolidated debt	$3,617,339	$1,147,819	$4,765,158	$(18,147)	$4,747,011
Weighted-average interest rate	5.25%	2.58%	4.61%

Debt-To-Total-Market Capitalization Ratio as of June 30, 2018
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,428	$5.57	$1,110,814
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			1,737,064
Company's share of total debt, excluding unamortized deferred financing costs			4,745,129
Total market capitalization			$6,482,193
Debt-to-total-market capitalization ratio			73.2%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on June 29, 2018. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018 and 2017

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	Basic	Diluted	Basic	Diluted
2018:
Weighted-average shares - EPS	172,662	172,662	172,304	172,304
Weighted-average Operating Partnership units	27,105	27,105	27,427	27,427
Weighted-average shares - FFO	199,767	199,767	199,731	199,731

2017:
Weighted-average shares - EPS	171,095	171,095	171,042	171,042
Weighted-average Operating Partnership units	28,276	28,276	28,284	28,284
Weighted-average shares - FFO	199,371	199,371	199,326	199,326

Dividend Payout Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Weighted-average cash dividend per share	$0.20888	$0.27281	$0.41773	$0.54562
FFO, as adjusted, per diluted fully converted share	$0.46	$0.50	$0.88	$1.02
Dividend payout ratio	45.4%	54.6%	47.5%	53.5%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	June 30, 2018	December 31, 2017
ASSETS
Real estate assets:
Land	$797,045	$813,390
Buildings and improvements	6,591,966	6,723,194
	7,389,011	7,536,584
Accumulated depreciation	(2,501,864)	(2,465,095)
	4,887,147	5,071,489
Held for sale	17,412	—
Developments in progress	109,562	85,346
Net investment in real estate assets	5,014,121	5,156,835
Cash and cash equivalents	23,428	32,627
Receivables:
Tenant, net of allowance for doubtful accounts of $2,097 and $2,011 in 2018 and 2017, respectively	76,367	83,552
Other, net of allowance for doubtful accounts of $838 in 2018 and 2017	6,056	7,570
Mortgage and other notes receivable	8,429	8,945
Investments in unconsolidated affiliates	278,168	249,192
Intangible lease assets and other assets	172,438	166,087
	$5,579,007	$5,704,808

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,172,353	$4,230,845
Accounts payable and accrued liabilities	221,507	228,650
Total liabilities	4,393,860	4,459,495
Commitments and contingencies
Redeemable noncontrolling interests	8,694	8,835
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 172,661,708 and 171,088,778 issued and outstanding in 2018 and 2017, respectively	1,727	1,711
Additional paid-in capital	1,966,491	1,974,537
Dividends in excess of cumulative earnings	(880,292)	(836,269)
Total shareholders' equity	1,087,951	1,140,004
Noncontrolling interests	88,502	96,474
Total equity	1,176,453	1,236,478
	$5,579,007	$5,704,808

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	June 30, 2018	December 31, 2017
ASSETS:
Investment in real estate assets	$2,096,677	$2,089,262
Accumulated depreciation	(650,239)	(618,922)
	1,446,438	1,470,340
Developments in progress	62,711	36,765
Net investment in real estate assets	1,509,149	1,507,105
Other assets	195,749	201,114
Total assets	$1,704,898	$1,708,219

LIABILITIES:
Mortgage and other indebtedness, net	$1,312,520	$1,248,817
Other liabilities	41,488	41,291
Total liabilities	1,354,008	1,290,108

OWNERS' EQUITY:
The Company	185,687	216,292
Other investors	165,203	201,819
Total owners' equity	350,890	418,111
Total liabilities and owners’ equity	$1,704,898	$1,708,219

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total revenues	$55,083	$58,156	$112,264	$117,855
Depreciation and amortization	(19,525)	(19,496)	(39,312)	(40,125)
Operating expenses	(16,831)	(16,639)	(36,811)	(35,387)
Income from operations	18,727	22,021	36,141	42,343
Interest and other income	351	430	704	830
Interest expense	(13,019)	(13,146)	(25,477)	(25,984)
Gain (loss) on sales of real estate assets	1,183	(6)	1,183	(77)
Net income	$7,242	$9,299	$12,551	$17,112

	Company's Share for the Three Months Ended June 30,		Company's Share for the Six Months Ended June 30,
	2018	2017	2018	2017
Total revenues	$28,520	$29,663	$58,141	$59,468
Depreciation and amortization	(10,338)	(9,357)	(20,739)	(18,900)
Operating expenses	(8,302)	(7,843)	(18,072)	(16,812)
Income from operations	9,880	12,463	19,330	23,756
Interest and other income	240	275	483	551
Interest expense	(6,344)	(6,410)	(12,298)	(12,571)
Gain (loss) on sales of real estate assets	592	(3)	592	(38)
Net income	$4,368	$6,325	$8,107	$11,698

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense and gain or loss on extinguishment of debt.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense
(Dollars in thousands)

Three Months Ended June 30,	Six Months Ended June 30,
2018	2017	2018	2017
Net income (loss)	$(29,976)	$70,627	$(30,637)	$109,145
Depreciation and amortization	73,566	82,509	145,316	153,729
Depreciation and amortization from unconsolidated affiliates	10,338	9,357	20,739	18,900
Interest expense	54,203	55,065	107,970	111,266
Interest expense from unconsolidated affiliates	6,344	6,410	12,298	12,571
Income taxes	(1,885)	(2,507)	(2,455)	(3,122)
Loss on impairment	51,983	43,203	70,044	46,466
Gain on depreciable property	—	(77,469)	(2,236)	(77,430)
(Gain) loss on investments	(387)	5,843	(387)	5,843
EBITDAre (1)	164,186	193,038	320,652	377,368
Gain on extinguishment of debt, net of noncontrolling interests' share	—	(23,395)	—	(27,450)
Abandoned projects	245	5,019	339	5,019
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	494	(24,138)	393	(24,851)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,122)	(2,642)	(4,288)	(4,621)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,186)	(1,870)	(4,037)	(3,576)
Noncontrolling interests' share of gain on depreciable property	—	26,639	—	26,639
Company's share of Adjusted EBITDAre	$160,617	$172,651	$313,059	$348,528
(1) Includes $4,339 and $2,061 for the three months ended June 30, 2018 and 2017, respectively, and $6,474 and $8,053 for the six months ended June 30, 2018 and 2017, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$54,203	$55,065	$107,970	$111,266
Interest expense from unconsolidated affiliates	6,344	6,410	12,298	12,571
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,186)	(1,870)	(4,037)	(3,576)
Company's share of interest expense	$58,361	$59,605	$116,231	$120,261

Ratio of Adjusted EBITDAre to Interest Expense	2.8	x	2.9	x	2.7	x	2.9	x

Reconciliation of Adjusted EBITDAre to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Company's share of Adjusted EBITDAre	$160,617	$172,651	$313,059	$348,528
Interest expense	(54,203)	(55,065)	(107,970)	(111,266)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	2,186	1,870	4,037	3,576
Income taxes	1,885	2,507	2,455	3,122
Net amortization of deferred financing costs, debt premiums and discounts	1,884	1,013	3,593	2,126
Net amortization of intangible lease assets and liabilities	(961)	(135)	(1,436)	(883)
Depreciation and interest expense from unconsolidated affiliates	(16,682)	(15,767)	(33,037)	(31,471)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,122	2,642	4,288	4,621
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	(494)	24,138	(393)	24,851
Gains on outparcel sales	(3,747)	(2,064)	(5,882)	(8,091)
Noncontrolling interests' share of loss on extinguishment of debt	—	2,975	—	2,975
Noncontrolling interests' share of gain on depreciable property	—	(26,639)	—	(26,639)
Equity in earnings of unconsolidated affiliates	(4,368)	(6,325)	(8,107)	(11,698)
Distributions of earnings from unconsolidated affiliates	5,658	5,645	9,669	9,640
Share-based compensation expense	1,084	1,410	3,398	3,324
Provision for doubtful accounts	745	630	2,786	2,374
Change in deferred tax assets	(1,364)	2,142	(1,993)	3,750
Changes in operating assets and liabilities	(12,707)	(11,177)	(4,585)	(13,512)
Cash flows provided by operating activities	$81,655	$100,451	$179,882	$205,327

Supplemental Financial And Operating Information
As of June 30, 2018

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Acadiana Mall	Lafayette, LA		Apr-17		5.67%	$122,143	(1)	$122,143	$—
Cary Towne Center	Cary, NC		Jun-18		4.00%	46,716	(2)	46,716	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX		Jul-18		4.73%	6,547		—	6,547
Hickory Point Mall	Forsyth, IL		Dec-18	Dec-19	5.85%	27,446		27,446	—
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	4.63%	60,000		—	60,000
Statesboro Crossing	Statesboro, GA		Jun-19		4.24%	10,774		—	10,774
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	24,736		24,736	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	42,551		42,551	—
Greenbrier Mall	Chesapeake, VA		Dec-19	Dec-20	5.00%	69,451		69,451	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		4.48%	4,641		—	4,641
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,525		12,525	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	68,481		68,481	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.48%	9,602		—	9,602
Parkway Place	Huntsville, AL		Jul-20		6.50%	35,056		35,056	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	54,253		54,253	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	79,845		79,845	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	34,858		34,858	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,964		8,964	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	82,704		82,704	—
Fayette Mall	Lexington, KY		May-21		5.42%	154,860		154,860	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	45,903		45,903	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	67,032		67,032	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	117,551		117,551	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	65,873		65,873	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	110,335		110,335	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	18,156		18,156	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	64,067		64,067	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	60,405		60,405	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	34,457		34,457	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	73,976		73,976	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	72,511		72,511	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	38,061		38,061	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	103,383		103,383	—
Total Loans On Operating Properties						1,827,863		1,736,299	91,564
Weighted-average interest rate						5.29%		5.32%	4.57%

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity			Oct-19	Oct-20	3.18%	—		—	—
$100,000 capacity			Oct-19	Oct-20	3.18%	56,606		—	56,606
$500,000 capacity			Oct-20		3.18%	56,019		—	56,019
	SUBTOTAL					112,625		—	112,625

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable

Unsecured term loans:
$350,000 term loan			Oct-18	Oct-19	3.33%	350,000		—	350,000
$490,000 term loan			Jul-20	Jul-21	3.48%	490,000	(3)	—	490,000
$45,000 term loan			Jun-21	Jun-22	3.63%	45,000		—	45,000
	SUBTOTAL					885,000		—	885,000
Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,804)		(2,804)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(51)		(51)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(8,764)		(8,764)	—
	SUBTOTAL					1,363,381		1,363,381	—

Total Consolidated Debt						$4,188,869	(4)	$3,099,680	$1,089,189
Weighted-average interest rate						4.88%		5.37%	3.50%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	$13,900		$13,900	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(5)	10,605	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.34%	20,966		—	20,966
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.34%	8,094		—	8,094
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.34%	28,322		—	28,322
York Town Center	York, PA		Feb-22		4.90%	16,145		16,145	—
York Town Center - Pier 1	York, PA		Feb-22		4.75%	640		—	640
West County Center	St. Louis, MO		Dec-22		3.40%	90,362		90,362	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	47,870		47,870	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	29,552	(6)	29,552	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	55,862		55,862	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,695		2,695	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	136,382		136,382	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	45,103		45,103	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	77,404		77,404	—
	SUBTOTAL					613,902	(4)	555,880	58,022

Plus CBL's Share of Unconsolidated Affiliates' Construction Loans:
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.83%	22,647		—	22,647
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.73%	1,511		—	1,511
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		—%	—		—	—
	SUBTOTAL					24,158		—	24,158

CBL's Share of Unconsolidated Affiliates' Debt						638,060		555,880	82,180

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
Statesboro Crossing	Statesboro, GA	50%	Jun-19		4.24%	(5,387)		—	(5,387)
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(1,002)		(1,002)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(717)		(717)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,452)		(1,452)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,494)		(18,494)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(25,379)		(25,379)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(19,031)		(19,031)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,338)		(10,338)	—
						(81,800)		(76,413)	(5,387)

Company's Share Of Consolidated And Unconsolidated Debt						$4,745,129	(4)	$3,579,147	$1,165,982
Weighted-average interest rate						4.77%		5.16%	3.57%

Total Debt of Unconsolidated Affiliates:
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	$139,000		$139,000	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(5)	10,605	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.34%	41,932		—	41,932
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.34%	16,187		—	16,187
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.34%	56,645		—	56,645
York Town Center	York, PA		Feb-22		4.90%	32,289		32,289	—
York Town Center - Pier 1	York, PA		Feb-22		4.75%	1,279		—	1,279
West County Center	St. Louis, MO		Dec-22		3.40%	180,725		180,725	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	95,741		95,741	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	45,464	(6)	45,464	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	111,723		111,723	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,391		5,391	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	272,764		272,764	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	69,389		69,389	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	154,808		154,808	—
	SUBTOTAL					1,293,942		1,177,899	116,043

Total Construction Loans of Unconsolidated Affiliates
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.83%	22,647		—	22,647
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.73%	1,511		—	1,511
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		—%	—		—	—
	SUBTOTAL					24,158		—	24,158

						$1,318,100		$1,177,899	$140,201
Weighted-average interest rate						3.97%		3.92%	4.43%

(1)	The non-recourse loan matured in 2017 and is in default and receivership. The lender has initiated foreclosure proceedings.

(2)	The non-recourse loan is in default as the maturity date was accelerated due to a change in redevelopment plans.

(3)	$190,000 of the $490,000 unsecured term loan was paid in July 2018, and the remainder will be due July 2020 with a final extended maturity date of July 2021.

(4)	See page 14 for unamortized deferred financing costs.

(5)
The joint venture has an interest rate swap on a notional amount of $10,605, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(6)
The joint venture has an interest rate swap on a notional amount of $45,464, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,143	(1)	$—	$—	$122,143	2.57%	5.67%
2018	243,263		—	—	243,263	5.13%	3.61%
2019	460,148		—	(5,387)	454,761	9.58%	4.20%
2020	361,993		24,505	(1,002)	385,496	8.12%	4.98%
2021	834,166		—	(717)	833,449	17.56%	4.77%
2022	515,844		131,305	(1,452)	645,697	13.61%	4.57%
2023	523,976		164,804	(18,494)	670,286	14.13%	4.84%
2024	372,511		58,557	(25,379)	405,689	8.55%	4.46%
2025	38,061		136,382	(19,031)	155,412	3.28%	4.07%
2026	728,383		45,103	(10,338)	763,148	16.08%	5.62%
2028	—		77,404	—	77,404	1.63%	4.84%
Face Amount of Debt	4,200,488		638,060	(81,800)	4,756,748	100.24%	4.77%
Discounts	(11,619)		—	—	(11,619)	(0.24)%	—%
Total	$4,188,869		$638,060	$(81,800)	$4,745,129	100.00%	4.77%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,143	(1)	$—	$—	$122,143	2.57%	5.67%
2018	620,709		13,900	—	634,609	13.37%	3.56%
2019	268,759		—	(5,387)	263,372	5.55%	5.27%
2020	535,936		33,252	(1,002)	568,186	11.97%	4.38%
2021	519,166		57,382	(717)	575,831	12.14%	5.32%
2022	470,844		108,658	(1,452)	578,050	12.18%	4.64%
2023	523,976		107,422	(18,494)	612,904	12.92%	4.89%
2024	372,511		58,557	(25,379)	405,689	8.55%	4.46%
2025	38,061		136,382	(19,031)	155,412	3.28%	4.07%
2026	728,383		45,103	(10,338)	763,148	16.08%	5.62%
2028	—		77,404	—	77,404	1.63%	4.84%
Face Amount of Debt	4,200,488		638,060	(81,800)	4,756,748	100.24%	4.77%
Discounts	(11,619)		—	—	(11,619)	(0.24)%	—%
Total	$4,188,869		$638,060	$(81,800)	$4,745,129	100.00%	4.77%

(1)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	52%
Unsecured indebtedness to unencumbered asset value	< 60%	49%		(1)
Unencumbered NOI to unsecured interest expense	> 1.75x	2.9	x
EBITDA to fixed charges (debt service)	> 1.5x	2.3	x

(1)
The debt covenant limits the total amount of unsecured indebtedness the Company may have outstanding, which varies over time based on the ratio. Based on the Company’s outstanding unsecured indebtedness as of June 30, 2018, the total amount available to the Company to borrow on its lines of credit was $667,045. Therefore, the Company had additional availability of $549,587 based on the outstanding balances of the lines of credit as of June 30, 2018.

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	< 60%		52%
Secured debt to total assets	< 45%	(1)	23%
Total unencumbered assets to unsecured debt	> 150%		214%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.9	x

(1)
On January 1, 2020 and thereafter, secured debt to total assets must be less than 40% for the 2023 Notes and the 2024 Notes. The required ratio of secured debt to total assets for the 2026 Notes is 40% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Six Months Ended 6/30/18 (3)
	6/30/18	6/30/17	6/30/18	6/30/17
Unencumbered consolidated properties:
Tier 1 Malls	$410	$420	93.4%	92.4%	22.5%
Tier 2 Malls	337	340	89.5%	88.8%	52.6%
Tier 3 Malls	277	283	86.6%	87.3%	13.4%
Total Malls	$341	$346	89.6%	89.2%	88.5%

Total Associated Centers	N/A	N/A	97.4%	94.0%	7.2%

Total Community Centers	N/A	N/A	99.0%	99.3%	3.1%

Total Office Buildings and Other	N/A	N/A	89.2%	94.1%	1.2%

Total Unencumbered Consolidated Portfolio	$341	$346	91.6%	90.7%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 60.0% of total consolidated NOI of $283,027,200 (which excludes NOI related to dispositions) for the six months ended June 30, 2018.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/18 (3)
			6/30/18	6/30/17	6/30/18	6/30/17
Coastal Grand	Myrtle Beach, SC	1,036,848
CoolSprings Galleria	Nashville, TN	1,164,923
Cross Creek Mall	Fayetteville, NC	1,022,560
Fayette Mall	Lexington, KY	1,158,061
Friendly Center and The Shops at Friendly	Greensboro, NC	1,340,403
Hamilton Place	Chattanooga, TN	1,153,482
Jefferson Mall	Louisville, KY	885,782
Mall del Norte	Laredo, TX	1,199,539
Northwoods Mall	North Charleston, SC	779,366
Oak Park Mall	Overland Park, KS	1,599,247
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,074
St. Clair Square	Fairview Heights, IL	1,076,904
Sunrise Mall	Brownsville, TX	802,906
West County Center	Des Peres, MO	1,197,850
West Towne Mall	Madison, WI	855,133
Total Tier 1 Malls		16,539,030	$453	$446	93.0%	93.9%	35.7%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/18 (3)
			6/30/18	6/30/17	6/30/18	6/30/17
Arbor Place	Atlanta (Douglasville), GA	1,161,931
Asheville Mall	Asheville, NC	973,344
Burnsville Center	Burnsville, MN	1,045,723
CherryVale Mall	Rockford, IL	844,383
Dakota Square Mall	Minot, ND	804,388
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	847,550
Frontier Mall	Cheyenne, WY	519,271
Governor's Square	Clarksville, TN	685,755
Greenbrier Mall	Chesapeake, VA	897,067
Hanes Mall	Winston-Salem, NC	1,469,683
Harford Mall	Bel Air, MD	505,559
Honey Creek Mall	Terre Haute, IN	676,377
Imperial Valley Mall	El Centro, CA	826,623
Kirkwood Mall	Bismarck, ND	860,914
Laurel Park Place	Livonia, MI	496,877
Layton Hills Mall	Layton, UT	482,156
Mayfaire Town Center	Wilmington, NC	638,713
Meridian Mall	Lansing, MI	943,904
Northgate Mall	Chattanooga, TN	796,254

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/18 (3)
			6/30/18	6/30/17	6/30/18	6/30/17
Northpark Mall	Joplin, MO	877,834
Old Hickory Mall	Jackson, TN	542,005
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	563,778
Parkdale Mall	Beaumont, TX	1,290,966
Parkway Place	Huntsville, AL	648,220
Pearland Town Center	Pearland, TX	686,222
Post Oak Mall	College Station, TX	772,805
Richland Mall	Waco, TX	693,450
South County Center	St. Louis, MO	1,028,473
Southpark Mall	Colonial Heights, VA	672,941
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	864,373
Volusia Mall	Daytona Beach, FL	1,046,931
WestGate Mall	Spartanburg, SC	954,743
Westmoreland Mall	Greensburg, PA	978,609
York Galleria	York, PA	748,868
Total Tier 2 Malls		29,851,631	$342	$345	88.2%	88.7%	51.0%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/18 (3)
			6/30/18	6/30/17	6/30/18	6/30/17
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	997,820
Eastland Mall	Bloomington, IL	751,430
Janesville Mall	Janesville, WI	600,137
Kentucky Oaks Mall	Paducah, KY	890,968
Mid Rivers Mall	St. Peters, MO	1,029,754
Monroeville Mall	Pittsburgh, PA	983,948
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Southaven Towne Center	Southaven, MS	559,379
Stroud Mall	Stroudsburg, PA	414,552
Total Tier 3 Malls		7,382,629	$270	$278	84.2%	85.3%	9.9%

Total Mall Portfolio		53,773,290	$376	$375	89.2%	90.0%	96.6%

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/18 (3)
				6/30/18	6/30/17	6/30/18	6/30/17
Lender Malls:
Acadiana Mall	Lender	Lafayette, LA	991,339
Cary Towne Center	Lender	Cary, NC	901,914
			1,893,253

Other Excluded Malls:
Hickory Point Mall	Repositioning	Forsyth, IL	741,648
Triangle Town Center	Minority Interest	Raleigh, NC	1,255,236
			1,996,884

Total Excluded Malls			3,890,137	N/A	N/A	N/A	N/A	3.4%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Based on total mall NOI of $292,362,355 for the malls listed in the table above for the six months ended June 30, 2018.

(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.

(5)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•
Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	454,596	$45.04	$41.15	(8.6)%	$41.50	(7.9)%
Stabilized malls	436,911	45.81	41.70	(9.0)%	42.04	(8.2)%
New leases	84,624	45.38	42.91	(5.4)%	44.76	(1.4)%
Renewal leases	352,287	45.91	41.41	(9.8)%	41.38	(9.9)%

Year-to-Date:
All Property Types (1)	1,155,382	$42.40	$37.41	(11.8)%	$37.98	(10.4)%
Stabilized malls	1,122,105	42.84	37.71	(12.0)%	38.28	(10.6)%
New leases	177,830	42.66	40.46	(5.2)%	42.46	(0.5)%
Renewal leases	944,275	42.88	37.19	(13.3)%	37.49	(12.6)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of June 30,
Quarter:			2018	2017
Operating portfolio:		Same-center stabilized malls	$32.64	$32.86
New leases	366,697	Stabilized malls	32.64	33.16
Renewal leases	463,470	Non-stabilized malls (4)	25.71	25.69
Development portfolio:		Associated centers	13.74	13.84
New leases	19,054	Community centers	16.15	16.06
Total leased	849,221	Office buildings	18.64	19.06

Year-to-Date:
Operating Portfolio:
New leases	608,136
Renewal leases	1,316,951
Development Portfolio:
New leases	103,658
Total leased	2,028,745

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2018, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of June 30, 2018 and The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo as of June 30, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Six Months Ended June 30, 2018 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2018:
New	89	235,794	7.41	$41.07	$42.90	$41.71	$(0.64)	(1.5)%	$1.19	2.9%
Renewal	409	1,316,703	2.98	33.34	33.76	39.45	(6.11)	(15.5)%	(5.69)	(14.4)%
Commencement 2018 Total	498	1,552,497	3.77	34.52	35.15	39.79	(5.27)	(13.2)%	(4.64)	(11.7)%

Commencement 2019:
New	3	11,889	10.00	47.51	50.39	24.38	23.13	94.9%	26.01	106.7%
Renewal	54	202,898	3.76	32.21	37.65	40.15	(7.94)	(19.8)%	(2.50)	(6.2)%
Commencement 2019 Total	57	214,787	4.09	37.78	38.36	39.27	(1.49)	(3.8)%	(0.91)	(2.3)%

Total 2018/2019	555	1,767,284	3.81	$34.91	$35.54	$39.73	$(4.82)	(12.1)%	$(4.19)	(10.5)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	134	808,329	4.10%
2	Signet Jewelers Limited (3)	175	256,264	2.81%
3	Foot Locker, Inc.	114	530,463	2.60%
4	Ascena Retail Group, Inc. (4)	168	861,026	2.16%
5	AE Outfitters Retail Company	65	399,921	1.98%
6	Dick's Sporting Goods, Inc. (5)	27	1,512,861	1.87%
7	Genesco Inc. (6)	166	273,276	1.84%
8	The Gap, Inc.	55	655,708	1.44%
9	Express Fashions	40	331,347	1.38%
10	Luxottica Group, S.P.A. (7)	112	248,589	1.36%
11	H&M	40	839,713	1.26%
12	Finish Line, Inc.	47	244,378	1.20%
13	Forever 21 Retail, Inc.	20	410,070	1.18%
14	The Buckle, Inc.	46	237,790	1.12%
15	Charlotte Russe Holding, Inc.	44	280,834	1.03%
16	JC Penney Company, Inc. (8)	49	5,881,853	1.01%
17	Abercrombie & Fitch, Co.	45	299,937	0.98%
18	Shoe Show, Inc.	42	523,766	0.86%
19	Barnes & Noble Inc.	19	579,660	0.83%
20	Sears, Roebuck and Co. (9)	40	5,528,493	0.82%
21	Cinemark	9	467,229	0.82%
22	Hot Topic, Inc.	93	211,210	0.81%
23	Claire's Stores, Inc.	85	107,470	0.77%
24	The Children's Place Retail Stores, Inc.	47	205,959	0.75%
25	Ulta	29	298,397	0.70%
		1,711	21,994,543	35.68%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(6)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journeys.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Co., Inc. owns 29 of these stores.
(9)
In 2017, the Company acquired five Sears locations (four are included in the table above and one is in development) located at its malls, for future redevelopment. Of the 40 stores in the Company's portfolio, Sears owns 21 and Seritage Growth Properties owns 4. Two closed stores are included in the above chart as Sears remains obligated for rent under the respective leases.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2018

Capital Expenditures
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Tenant allowances (1)	$13,097	$10,600	$28,221	$20,116

Renovations (2)	—	3,563	563	4,065

Deferred maintenance: (3)
Parking lot and parking lot lighting	321	2,436	665	4,261
Roof repairs and replacements	1,799	2,449	3,424	3,063
Other capital expenditures	3,902	5,002	9,780	10,217
Total deferred maintenance expenditures	6,022	9,887	13,869	17,541

Total capital expenditures	$19,119	$24,050	$42,653	$41,722

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2018	2017
Quarter ended:
March 31,	$1,810	$492
June 30,	636	794
September 30,		544
December 31,		565
	$2,446	$2,395

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2018

Properties Opened During the Six Months Ended June 30, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Expansion:
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	$1,315	$1,409	$266	Feb-18/ Mar-18	10.4%

Other - Outparcel Development:
Laurel Park Place - Panera Bread (3)	Livonia, MI	100%	4,500	1,772	1,586	346	May-18	9.7%

Total Properties Opened			9,200	$3,087	$2,995	$612

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Outparcel development adjacent to the mall.
Redevelopments Completed During the Six Months Ended June 30, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Frontier Mall - Sports Authority Redevelopment (Planet Fitness)	Cheyenne, WY	100%	24,750	$1,385	$898	$676	Feb-18	29.8%
York Galleria - Partial JC Penney Redevelopment (Marshalls)	York, PA	100%	21,026	2,870	2,373	1,896	Apr-18	11.0%
Total Redevelopments Completed			45,776	$4,255	$3,271	$2,572

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at June 30, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Expected Opening Date	Initial Unleveraged Yield
Other Developments:
EastGate Mall - CubeSmart Self-storage (3) (4)	Cincinnati, OH	50%	93,501	$4,514	$2,334	$1,480	Summer-18	9.9%
Mid Rivers Mall - CubeSmart Self-storage (3) (4)	St. Peters, MO	50%	93,540	4,122	713	713	Fall-18	8.9%
The Shoppes at Eagle Point (5)	Cookeville, TN	50%	233,454	45,098	37,485	17,152	Fall-18	8.2%
			420,495	53,734	40,532	19,345

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Expected Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Whirlyball/ Marcus Theaters) (6)	Brookfield, WI	100%	126,845	27,112	4,750	4,164	Spring-19	10.7%
Eastland Mall - JC Penney Redevelopment (H&M/Outback/Planet Fitness)	Bloomington, IL	100%	52,827	10,999	4,745	4,253	Fall-18	6.3%
East Towne Mall - Flix Brewhouse	Madison, WI	100%	40,795	9,966	8,689	2,816	Summer-18	8.4%
East Towne Mall - Portillo's	Madison, WI	100%	9,000	2,956	2,095	1,574	Winter-18	8.0%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	1,036	920	Winter-18	10.3%
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	44,922	5,963	1,112	915	Spring-19	11.0%
Jefferson Mall - Macy's Redevelopment (Round 1)	Louisville, KY	100%	50,070	9,392	4,541	3,463	Winter-18	6.9%
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	7,500	1,797	636	455	Winter-18	7.6%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Metro Diner)	Daytona Beach, FL	100%	23,341	9,632	3,632	2,504	Winter-18	8.2%
			382,348	80,102	31,236	21,064

Total Properties Under Development			802,843	$133,836	$71,768	$40,409

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Yield is based on the expected yield of the stabilized project.
(4) Outparcel development adjacent to the mall.
(5) The Company will fund 100% of the required equity contribution so costs in the above table are shown at 100%. A portion of the community center project will be funded through a construction loan with a total borrowing capacity of $36,400.

(6) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears building in 2017.